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                                                                    EXHIBIT 99.1

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W. R. Berkley Corporation                      NEWS
165 Mason Street, P.O. Box 2518                RELEASE
Greenwich, Connecticut 06836-2518
(203) 629-3000
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        FOR IMMEDIATE RELEASE                  CONTACT:  Eugene G. Ballard
                                                         Senior Vice President-
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000

                 W. R. BERKLEY CORPORATION NAMES TOM N. KELLOGG
                     CHAIRMAN OF SIGNET STAR HOLDINGS, INC.

            Announces the Formation of Berkley Capital Underwriters,
           A New Specialty Reinsurance Underwriting Management Company

     Greenwich, CT, February 6, 2002 -- W. R. Berkley Corporation (NYSE: BER) has named Tom N. Kellogg chairman of its subsidiary, Signet Star Holdings, Inc., the parent company of Berkley Insurance Company, W. R. Berkley Corporation's lead reinsurance company.

     In a related development, the company also announced the formation of Berkley Capital Underwriters, LLC, naming Mr. Kellogg to the position of president. Based in Greenwich, Connecticut, Berkley Capital Underwriters will market through reinsurance intermediaries and underwrite, on behalf of Berkley Insurance Company, a proportional form of reinsurance, with a strong emphasis on commercial and specialty casualty lines of insurance.

     Berkley Capital Underwriters will offer tailored reinsurance solutions that combine risk transfer, premium capacity management, and capital platform development in a way that better serves the needs of its insurance company clients. This operation will complement Berkley Insurance Company's existing treaty operation, Signet Star Re, LLC, which primarily offers excess of loss treaty protection through intermediaries.

     Mr. Kellogg previously served as president and chief operating officer of General Re Corporation's principal operating subsidiary, General Reinsurance Company (now known as

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GeneralCologne Re). He retired last year. Mr. Kellogg had served earlier as an executive vice president and executive committee member of General Re.

     Commenting on this new venture, Mr. Kellogg said, "We believe we can offer some valuable alternatives that will enable insurers to build a stronger financial platform for their future. We intend to provide solutions that will help our clients to better manage periods of transition associated with business expansion and premium growth, while at the same time managing the leverage against their capital base."

     William R. Berkley, chairman of the board and chief executive officer of W.
R. Berkley Corporation, said, "Tom's expertise and Berkley Insurance Company's strong capital base will position us to provide valuable reinsurance to a segment of the marketplace that is currently underserved. Berkley Capital Underwriter's experienced management team has the knowledge and ability to provide their clients with reinsurance solutions tailored to their needs."

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attacks of September 11, 2001, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the effects of the refocusing of our business, including our withdrawal from the personal lines business, uncertainty as to reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified

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employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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